As filed with the Securities and Exchange Commission on August 9, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT Under The Securities Act of 1933

U.S. Auto Parts Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	68-0623433
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

16941 Keegan Avenue, Carson, California	90746
(Address of principal executive offices)	(Zip code)

U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan
(Full title of the plan)

Aaron Coleman
Chief Executive Officer
U.S. Auto Parts Network, Inc.
16941 Keegan Avenue
Carson, California 90746
(Name and Address of agent for service)

(310) 735-0085
(Telephone number, including area code, of agent for service)
With a copy to: Matthew T. Browne, Esq. Nathan J. Nouskajian, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.001 par value, issuable pursuant to the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan	1,500,000 shares (3)	$1.37	$2,055,000	$256

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on August 7, 2018, as reported on the Nasdaq Stock Market.

(3)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2016 Plan on January 1, 2018 pursuant to an “evergreen” provision contained in the 2016 Plan. Pursuant to such provision, on the first day of each fiscal year commencing in 2017 and ending on (and including) January 1, 2026, the number of shares authorized for issuance under the 2016 Plan is automatically increased by 1,500,000; provided, that the Board of Directors of the Registrant may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of shares of Common Stock than would otherwise occur.

INCORPORATION BY REFERENCE OF
CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective. This Registration Statement on Form S-8 registers the offer and sale of an additional 1,500,000 shares of Common Stock for issuance under the 2016 Plan. The Registrant previously registered shares of Common Stock for issuance under the 2016 Plan on June 27, 2016 (File No. 333-212256) and March 14, 2017 (File No. 333-216671). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.
Item 8.    Exhibits.

Exhibit No.	Description	Where Located
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.3	Amendment to Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 11, 2016

4.4	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 25, 2013

4.5	Specimen common stock certificate
Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-138379), initially filed with the Securities and Exchange Commission on November 2, 2006, as amended

5.1	Opinion of Cooley LLP	Filed herewith

23.1	Consent of RSM US LLP	Filed herewith

23.2	Consent of Cooley LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016

99.2	Form of Employee Option Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016

99.3	Form of Director Option Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016

99.4	Form of Restricted Stock Unit Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan	Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016

99.5	Form of Performance Restricted Stock Unit Award Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2017

99.6	Form of Performance Cash Bonus Award Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2017

99.7	Form of Director and Section 16 Officer Restricted Stock Unit Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2017

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California on August 9, 2018.

U.S. AUTO PARTS NETWORK, INC.
By:	/s/ Aaron Coleman
Aaron Coleman
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Aaron Coleman and Neil Watanabe, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Aaron Coleman	Chief Executive Officer and Director (principal executive officer)	August 9, 2018
Aaron Coleman

/s/ Neil Watanabe	Chief Financial Officer	August 9, 2018
Neil Watanabe	(principal financial and accounting officer)

/s/ Warren B. Phelps III	Chairman of the Board	August 9, 2018
Warren B. Phelps III

/s/ Joshua L. Berman	Director	August 9, 2018
Joshua L. Berman

/s/ Jay K. Greyson	Director	August 9, 2018
Jay K. Greyson

/s/ Sol Khazani	Director	August 9, 2018
Sol Khazani

/s/ Mehran Nia	Director	August 9, 2018
Mehran Nia

/s/ Barbara Palmer	Director	August 9, 2018
Barbara Palmer

/s/ Bradley E. Wilson	Director	August 9, 2018
Bradley E. Wilson